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EXHIBIT (a)(1)(G)

        BUILDING MATERIALS CORPORATION OF AMERICA

TRUSTEE DIRECTION FORM
FOR TENDER OF
ALL OUTSTANDING SHARES OF THE COMMON STOCK OF
ELKCORP
AT A PURCHASE PRICE OF $40.00 PER SHARE
TO: THE DELAWARE CHARTER GUARANTEE & TRUST COMPANY,
TRUSTEE OF THE ELKCORP EMPLOYEE STOCK OWNERSHIP PLAN

        The undersigned acknowledges receipt of the accompanying Letter to the Participants in the ElkCorp Employee Stock Ownership Plan (the "ESOP"), the enclosed Offer to Purchase, dated December 20, 2006 (the "Offer to Purchase"), and the Letter of Transmittal in connection with the offer by Building Materials Corporation of America, a Delaware corporation (including any successor thereto, the "Purchaser"), to purchase all the outstanding shares of common stock, par value $1.00 per share (the "Shares"), of ElkCorp, a Delaware corporation (the "Company"), and the associated Series A Participating Preferred Stock purchase rights at a price of $40.00 per share net to the seller in cash (together with the Offer to Purchase, the "Offer").

        Furthermore, the undersigned has read and understands the Letter to the Participants in the ESOP, the Offer to Purchase, and the Letter of Transmittal and hereby agrees to be bound by the terms and conditions of the Offer.

        Consistent with federal law, shares tendered by the Trustee on behalf of the undersigned may not be accepted and purchased by the Purchaser if the tender offer price is less than the market price of the Company's stock on the New York Stock Exchange on the date shares are accepted and purchased under this Offer. If the tender offer price is greater than or equal to the market price, then the tendered shares will be eligible to be accepted and purchased by the Purchaser subject to the terms and conditions of the Offer. See Section 3 of the Offer to Purchase.

        These instructions will direct the Delaware Charter Guarantee & Trust Company, as Trustee for the ESOP (the "Trustee"), to tender shares held by the Trustee for the undersigned's ESOP account upon the terms and subject to the conditions set forth in the Offer to Purchase.

        SHARES ALLOCATED TO PARTICIPANT'S ESOP ACCOUNTS FOR WHICH THE TRUSTEE DOES NOT RECEIVE DIRECTIONS WILL NOT BE TENDERED.

NUMBER OF SHARES TENDERED

(CHECK ONE BOX)

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I direct the Trustee to tender ALL of the shares in my ESOP.

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I direct the Trustee to tender                          shares in my ESOP account.

        In order to tender the shares held in the undersigned's ESOP account in the Offer, the undersigned must return this Trustee Direction Form to the Trustee by January 18, 2007 in order for the Trustee to have sufficient time to process the undersigned's direction and tender the undersigned's shares. The Offer will expire at 5:00 p.m., New York City time, on January 23, 2007.

        The method of delivery of this document is at the election and risk of the ESOP participant. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

THE ADDRESS TO MAIL THIS FORM TO IS:

Delaware Charter Guarantee & Trust Company
1013 Centre Road
Wilmington, DE 19805-0000

        Neither the Company or the Bank of New York (the "Depositary") makes any recommendation to stockholders as to whether they should tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. In doing so, stockholders should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Purchaser's reasons for making the offer. See the Introduction and Section 11 of the Offer to Purchase. Stockholders should discuss whether to tender their shares with their financial or tax advisors.

Signatures:

Name(s) of Record Holder(s):
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Date:

2

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NUMBER OF SHARES TENDERED